EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 1999 relating to the financial statements, which appears in the Paul Harris Stores, Inc. Annual Report on Form 10-K for the fiscal year ended January 30, 1999.


/S/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP
Indianapolis, Indiana
September 15, 1999